Exhibit 99.1
Align Technology Announces Fourth Quarter and Fiscal 2022 Results

Align Technology	Zeno Group
Madelyn Valente	Sarah Johnson
(909) 833-5839	(828) 551-4201
mvalente@aligntech.com	sarah.johnson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES FOURTH QUARTER AND FISCAL 2022 FINANCIAL RESULTS

Q4 total revenues of $901.5 million and 2022 total revenues of $3.7 billion
Board of Directors has authorized a new $1 billion stock repurchase program, to succeed the current $1 billion program that is expected to be completed in Q2 2023

•2022 total revenues of $3.7 billion, Clear Aligner revenues of $3.1 billion and Systems and Services revenues of $662.1 million
•2022 revenues were unfavorably impacted by foreign exchange of approximately $193.8 million (1) compared to 2021
•2022 operating margin of 17.2%, non-GAAP operating margin of 21.5%, and diluted net income per share of $4.61, non-GAAP diluted net income per share of $7.76(3)
•2022 operating margin was unfavorably impacted by foreign exchange of approximately 2.8 points compared to 2021(1)
•Repurchased $475 million of common stock in 2022(2) with plans to repurchase $250 million more starting in Q1 2023 and expect to entirely complete our 2021 $1 Billion Stock Repurchase Program in Q2 2023
•Q4 total revenues of $901.5 million, and diluted net income per share of $0.54, non-GAAP diluted net income per share of $1.73(3)
•Q4 revenues were unfavorably impacted by foreign exchange of approximately $16.0 million sequentially and approximately $67.6 million year over year(1)

TEMPE, Ariz., February 1, 2023 -- Align Technology, Inc. (Nasdaq: ALGN), a leading global medical device company that designs, manufactures, and sells the Invisalign® system of clear aligners, iTero™ intraoral scanners, and exocad™ CAD/CAM software for digital orthodontics and restorative dentistry, today reported financial results for the fourth quarter ("Q4'22") and year ended December 31, 2022 ("2022"). Q4'22 total revenues were $901.5 million, up 1.3% sequentially and down 12.6% year-over-year. Q4'22 Clear Aligner revenues were $731.7 million, flat sequentially and down 10.3% year-over-year. Q4'22 Clear Aligner volume was up 1.1% sequentially and down 7.5% year-over-year. Q4'22 Imaging Systems and CAD/CAM Services revenues were $169.9 million, up 7.8% sequentially and down 21.3% year-over-year. Q4’22 Clear Aligner revenues were unfavorably impacted by foreign exchange of approximately $13.4 million or 1.8% sequentially and approximately $56.4 million or 7.2% year over year.(1) Q4'22 Imaging Systems and CAD/CAM Services revenues were unfavorably impacted by foreign exchange of approximately $2.7 million or 1.5% sequentially and approximately $11.2 million or 6.2% year over year.(1) Q4'22 operating income was $112.7 million resulting in an operating margin of 12.5%. Q4'22 operating margin was unfavorably impacted by foreign exchange of approximately 0.9 points sequentially and approximately 4.2 points year over year.(1) Q4'22 net income was $41.8 million, or $0.54 per diluted share. On a non-GAAP basis, Q4'22 net income was $134.2 million, or $1.73 per diluted share. (3)
(1) Non-GAAP measure
(2) The contract was open as of Dec 31, 2022.
(3) In Q4'22, we changed our methodology for the computation of the non-GAAP effective tax rate to a long-term projected tax rate and have given effect to the new methodology from January 1, 2022, and recast the previously reported quarterly periods in 2022. We did not make any changes to the results reported for 2021 as reflecting the change in methodology for the computation of the non-GAAP effective tax rate was immaterial to our 2021 results. Please see section captioned "Recast of Financial Measures for Prior Periods In 2022 For Tax Rate Change" under "Unaudited GAAP to Non-GAAP Reconciliation" for further information.

Align Technology Announces Fourth Quarter and Fiscal 2022 Results

During Q4’22, we incurred a total of $14.3 million of restructuring and other charges, of which $2.9 million was included in cost of net revenues and $11.5 million included in operating expenses. Restructuring and other charges included $8.7 million of severance related costs and $5.6 million of certain lease terminations costs and asset impairments.

2022 Clear Aligner revenues of $3.1 billion were unfavorably impacted by foreign exchange of approximately $160.8 million or 5.0% compared to 2021.(1) 2022 Imaging Systems and CAD/CAM Services revenues of $662.1 million were unfavorably impacted by foreign exchange of approximately $33.0 million or 4.7% compared to 2021.(1)

In Q4’22, we changed to a long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across reporting periods. Our previous methodology for calculating our non-GAAP effective tax rate included certain non-recurring and period-specific items, that produced fluctuating effective tax rates that management does not believe are reflective of the Company's long-term effective tax rate. We have recast all prior periods in 2022 to reflect this change. We did not make any changes to the results reported for 2021 as reflecting the change in methodology for the computation of the non-GAAP effective tax rate was immaterial to our 2021 results. Refer to the section titled "Recast of Financial Measures for Prior Periods in 2022 for Tax Rate Change" under Unaudited GAAP to Non-GAAP Reconciliation for further information.

(1) Non-GAAP measure

Align Technology Announces Fourth Quarter and Fiscal 2022 Results

Commenting on Align's Q4'22 and 2022 results, Align Technology President and CEO Joe Hogan said, “Overall, I’m pleased to report fourth quarter results that reflect a more stable environment for doctors and their patients than recent quarters, especially in the Americas and EMEA regions, as well as most APAC markets outside of China. Throughout Q4, trends in consumer interest for orthodontic treatment, patient traffic in doctor’s practices, and iTero™ scanner demos continued to improve. However, the unfavorable effect of foreign exchange on our fourth quarter and full year 2022 results was unprecedented and reduced our revenues and margins significantly. Despite the impact of unfavorable foreign exchange, Q4 revenues of $901.5 million increased sequentially from Q3, reflecting growth in systems and services as well as a slight increase in clear aligner shipments. This is the first quarter in a year that our total revenues and volumes for both scanners and clear aligners increased sequentially. As we move through 2023, I am cautiously optimistic that we will see continued stability and an improving operating environment, but also recognize that the macroeconomic situation is fragile. Regardless, we remain confident in our large, untapped market opportunity for digital orthodontics and restorative dentistry. We anticipate that 2023 will be a very exciting year for Align innovations as we begin to commercialize one of the largest new product and technology cycles in our 25-year history.”

Financial Summary - Fourth Quarter Fiscal 2022

	Q4'22	Q3'22	Q4'21	Q/Q Change	Y/Y Change
Invisalign Case Shipments	583,655	577,170	631,145	+1.1%	(7.5)%
GAAP
Net Revenues	$901.5M	$890.3M	$1,031.1M	+1.3%	(12.6)%
Clear Aligner	$731.7M	$732.8M	$815.3M	(0.2)%	(10.3)%
Imaging Systems and CAD/CAM Services	$169.9M	$157.5M	$215.8M	+7.8%	(21.3)%
Net Income	$41.8M	$72.7M	$191.0M	(42.5)%	(78.1)%
Diluted EPS	$0.54	$0.93	$2.40	($0.39)	($1.86)
Non-GAAP
Net Income(3)	$134.2M	$127.2M	$224.5M	+5.5%	(40.2)%
Diluted EPS(3)	$1.73	$1.63	$2.83	+$0.10	($1.10)

Financial Summary - Fiscal 2022

	2022	2021	Y/Y Change
Invisalign Case Shipments	2,358,645	2,547,685	(7.4)%
GAAP
Net Revenues	$3,734.6M	$3,952.6M	(5.5)%
Clear Aligner	$3,072.6M	$3,247.1M	(5.4)%
Imaging Systems and CAD/CAM Services	$662.1M	$705.5M	(6.2)%
Net Income	$361.6M	$772.0M	(53.2)%
Diluted EPS	$4.61	$9.69	($5.08)
Non-GAAP
Net Income(3)	$608.2M	$893.5M	(31.9)%
Diluted EPS(3)	$7.76	$11.22	($3.46)
(3) In Q4'22, we changed our methodology for the computation of the non-GAAP effective tax rate to a long-term projected tax rate and have given effect to the new methodology from January 1, 2022, and recast the previously reported quarterly periods in 2022. We did not make any changes to the results reported for 2021 as reflecting the change in methodology for the computation of the non-GAAP effective tax rate was immaterial to

Align Technology Announces Fourth Quarter and Fiscal 2022 Results
our 2021 results. Please see section captioned "Recast of Financial Measures for Prior Periods In 2022 For Tax Rate Change" under "Unaudited GAAP to Non-GAAP Reconciliation" for further information.

As of December 31, 2022, we had over $1.0 billion in cash, cash equivalents and short-term and long-term marketable securities compared to over $1.1 billion as of September 30, 2022. As of December 31, 2022, we had $300.0 million available under a revolving line of credit which was amended during Q4'22 to extend the term through 2027. In October 2022, we purchased approximately 848 thousand shares of our common stock at an average price of $188.62 per share through a $200.0 million Accelerated Share Repurchase under our May 13, 2021 $1.0 billion Stock Repurchase Program. We have $250.0 million remaining available for repurchase under this program and we plan to repurchase this remaining amount starting in Q1 2023 through either, or a combination of, open market repurchases or an accelerated stock repurchase agreement, and entirely completing this $1.0 Billion Stock Repurchase Program in Q2 2023.

Commenting on Align's 2022 results, Align Technology CFO and EVP Global Finance, John Morici said, “We remain focused on expanding our technology and industry leadership, while making disciplined investments in our strategic growth drivers. We exited fiscal year 2022 with a strong balance sheet, including $1 billion in cash and investments, a healthy cash flow position and no long-term debt. We are pleased to announce that our Board of Directors has authorized a new $1 billion stock repurchase program to succeed the current $1 billion program. This new $1 billion program reflects the strength of our balance sheet and cash flow generation, as well as management’s and our Board's continued confidence in our ability to capitalize on large market opportunities in our target markets and trajectory for growth while concurrently returning capital to our stockholders.”

Q4'22 Announcement Highlights

•On October 3, 2022, we announced the latest release of the iTero-exocad Connector™, which integrates iTero™ intraoral camera and Near-infrared imaging ("NIRI") images within exocad DentalCAD 3.1 Rijeka software. This new integration, introduced at the exocad Insights 2022 event in Mallorca, Spain, is designed to support the goal of a seamless, end-to-end workflow for doctors and lab technicians. It optimizes design and fabrication of highly esthetic restorations by providing the ability for dental professionals to visualize the internal and external structure of teeth.
•On October 31, 2022, we announced that we entered into a new accelerated stock repurchase agreement with Goldman Sachs & Co. LLC, to repurchase $200 million of our common stock under our May 13, 2021, $1.0 billion Stock Repurchase Program.
•On November 3, 2022, we announced a strategic collaboration to supply iTero Element™ Flex intraoral scanners to Desktop Labs allowing it to connect general dentist locations with its growing network of premium full-service labs. We noted that the iTero Element Flex intraoral scanner will be the exclusive restorative scanner for Desktop Labs, one of the largest lab networks in the United States.
•On November 7, 2022, we announced the opening of Align's 2023 Research Award Program to support clinical and scientific dental research in universities across the globe. In 2023, up to $300,000 will be awarded to university faculty for scientific and technological research initiatives to advance patient care in the fields of orthodontics and dentistry. Align Technology’s Research Award Program has funded approximately $2.7 million in research since the program’s inception in 2010.

Align Technology Announces Fourth Quarter and Fiscal 2022 Results

Fiscal 2023 Business Outlook

For 2023, Align provides the following business outlook:
•We are pleased with our Q4 results and what appears to be a more stable operating environment in North America, EMEA. We are cautiously optimistic for continued stability and improving trends as we move through the year. However, the macroeconomic environment remains fragile and given continued global challenges and uncertainty, we are not providing full year revenue guidance. We would like to see improvements in the operating environment and consumer demand signals, including stability in China before revisiting our approach.
•At the same time, we are confident in our large, untapped market opportunity for digital orthodontics and restorative dentistry and our ability to make progress toward our strategic initiatives. We intend to focus on the things we can control and influence which includes strategic investments in sales,marketing, technology and innovation.
•For full year 2023, assuming no additional material disruptions or circumstances beyond our control, we anticipate 2023 GAAP operating margin to be slightly above 16% and expect our 2023 non-GAAP operating margin to be slightly above 20%.
•With this backdrop, for Q1 2023, we anticipate clear aligner volumes to be down sequentially primarily due to weakness in China from COVID, partially offset by some stability from our Americas and EMEA regions. We anticipate clear aligner ASPs to be up from Q4’22 primarily due to higher pricing and favorable foreign exchange rates. We anticipate iTero scanner and services revenue to be down sequentially as the business follows a more typical capital equipment cycle.
•Taken in total, we expect Q1’23 revenues to be about flat to Q4’22. We expect our Q1’23 GAAP operating margin to be up approximately 1% point from Q4’22 GAAP operating margin and expect our Q1’23 non-GAAP operating margin to be consistent with Q4’22 non-GAAP operating margin, as we continue to make investments in R&D and go-to-market activities.
•For 2023, we expect our investments in capital expenditures to exceed $200 million. Capital expenditures primarily relate to building construction and improvements as well as additional manufacturing capacity to support our international expansion.

Align Web Cast and Conference Call

We will host a conference call today, February 1, 2023, at 4:30 p.m. ET, 1:30 p.m. PT, to review our fourth quarter and full year 2022 results, discuss future operating trends, and our business outlook. The conference call will also be webcast live via the Internet. To access the webcast, go to the "Events & Presentations" section under Company Information on Align's Investor Relations website at http://investor.aligntech.com. To access the conference call, please dial 844-200-6205 with access code 659082. An archived audio webcast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately one month. Additionally, a telephonic replay of the call can be accessed by dialing 866-813-9403 with access code 328900. For

Align Technology Announces Fourth Quarter and Fiscal 2022 Results
international callers, please dial 929-458-6194 and use the same access code referenced above. The telephonic replay will be available through 5:30 p.m. ET on February 15, 2023.

About Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we may provide investors with certain non-GAAP financial measures which may include constant currency net revenues, constant currency gross profit, constant currency gross margin, constant currency income from operations, constant currency operating margin, gross profit, gross margin, operating expenses, income from operations, operating margin, interest income and other income (expense), net, net income before provision for income taxes, provision for income taxes, effective tax rate, net income and/or diluted net income per share, which excludes certain items that may not be indicative of our fundamental operating performance including, foreign currency exchange rate impacts and discrete cash and non-cash charges or gains that are included in the most directly comparable GAAP measure. In Q4'22, we changed to a long-term non-GAAP effective tax rate in our computation of the non-GAAP income tax provision to provide better consistency across reporting periods. Our previous methodology for calculating our non-GAAP effective tax rate included certain non-recurring and period-specific items, that produced fluctuating effective tax rates that management does not believe are reflective of the Company's long-term effective tax rate. We have given effect to this new methodology effective January 1, 2022 and recast prior periods in 2022. No changes have been made to 2021, as reflecting the change in methodology for the computation of the non-GAAP effective tax rate was immaterial to our 2021 results. Unless otherwise indicated, when we refer to non-GAAP financial measures they will exclude the effects of stock-based compensation, amortization of certain acquired intangibles, restructuring and other charges, acquisition-related costs, and arbitration award gain, and associated tax impacts.

Our management believes that the use of certain non-GAAP financial measures provides meaningful supplemental information regarding our recurring core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

There are limitations to using non-GAAP financial measures as they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a GAAP as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for or in isolation from, the directly comparable financial measures prepared in accordance with GAAP. We urge investors to review the reconciliation of our GAAP financial measures to the comparable non-GAAP financial measures included herein and not to rely on any single financial measure to

Align Technology Announces Fourth Quarter and Fiscal 2022 Results
evaluate our business. For more information on these non-GAAP financial measures, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

About Align Technology, Inc.

Align Technology designs and manufactures the Invisalign® system, the most advanced clear aligner system in the world, iTero™ intraoral scanners and services, and exocad™ CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for over 239 thousand doctor customers and are key to accessing Align’s 500 million consumer market opportunity worldwide. Over the past 25 years, Align has helped doctors treat over 14.5 million patients with the Invisalign system and is driving the evolution in digital dentistry through the Align Digital Platform™, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Invisalign, iTero, exocad, Align, Align Digital Platform, iTero Element and iTero-exocad Connector are trademarks of Align Technology, Inc.

Forward-Looking Statements

This news release, including the tables below, contains forward-looking statements, including statements of beliefs and expectations regarding anticipated capital expenditures, clear aligner volumes, clear aligner ASPs, iTero scanner and services revenue, total revenues and operating margin, customer and consumer demand trends and market opportunities, our ability to successfully control our business and operations and pursue our strategic growth drivers, our expectations regarding the timing and impact of new products and technologies, our beliefs for the impacts of our stock repurchase programs and our ability to generate cash flow, and our beliefs regarding the trajectory of our business. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements reflect our best judgments based on currently known facts and circumstances and are subject to risks, uncertainties, and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

Factors that might cause such a difference include, but are not limited to:
•macroeconomic conditions, including inflation, fluctuations in currency exchange rates, rising interest rates, market volatility, weakness in general economic conditions and recessions and the impact of efforts by central banks and federal, state and local governments to combat inflation and recession;
•customer and consumer purchasing behavior and changes in consumer spending habits as a result of, among other things, prevailing macro-economic conditions, levels of employment, salaries and

Align Technology Announces Fourth Quarter and Fiscal 2022 Results
wages, debt obligations, discretionary income, inflationary pressure, declining consumer confidence, and the military conflict in Ukraine;
•the impact of the COVID-19 pandemic and its variants on the health and safety of our employees, customers, patients, and our suppliers, as well as the physical and economic impacts of the various recommendations, orders, and protocols issued by local and national governmental agencies in light of continual evolution of the pandemic, including any periodic reimplementation of preventative measures in various global locations;
•the economic and geopolitical ramifications of the military conflict in Ukraine, including sanctions, retaliatory sanctions, nationalism, supply chain disruptions and other consequences, any of which may or will continue to adversely impact our operations and research and development activities inside and outside of Russia;
•variations in our product mix and selling prices regionally and globally;
•the timing and availability and cost of raw materials, components, products and other shipping and supply chain constraints;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
•competition from existing and new competitors;
•rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
•the ability to protect our intellectual property rights;
•continued compliance with regulatory requirements;
•declines in, or the slowing of the growth of, sales of our clear aligners and intraoral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;
•the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers;
•the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain bugs, errors or defects in software or hardware requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;
•a tougher consumer demand environment in China generally, especially for manufacturers and service providers whose headquarters or primary operations are not based in China;
•the risks relating to our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
•expansion of our business and products;
•the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel;
•the compromise of our systems or networks, including any customer and/or patient data contained therein, for any reason;
•the timing of case submissions from our doctor customers within a quarter as well as an increased manufacturing costs per case;
•foreign operational, political, military and other risks relating to our operations; and

Align Technology Announces Fourth Quarter and Fiscal 2022 Results
•the loss of key personnel, labor shortages or work stoppages for us or our suppliers.
The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the Securities and Exchange Commission ("SEC") on February 25, 2022 and our latest Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which was filed with the SEC on November 4, 2022. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology Announces Fourth Quarter and Fiscal 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net revenues	$901,515	$1,031,099	$3,734,635	$3,952,584
Cost of net revenues	283,814	286,536	1,100,860	1,017,229
Gross profit	617,701	744,563	2,633,775	2,935,355
Operating expenses:
Selling, general and administrative	410,067	451,195	1,674,469	1,708,640
Research and development	83,520	72,476	305,258	250,315
Restructuring and other charges	11,453	—	11,453	—
Total operating expenses	505,040	523,671	1,991,180	1,958,955
Income from operations	112,661	220,892	642,595	976,400
Interest income and other income (expense), net:
Interest income	2,760	676	5,367	3,103
Other income (expense), net	(100)	(1,556)	(48,905)	32,920
Total interest income and other income (expense), net	2,660	(880)	(43,538)	36,023
Net income before provision for income taxes	115,321	220,012	599,057	1,012,423
Provision for income taxes	73,546	29,051	237,484	240,403
Net income	$41,775	$190,961	$361,573	$772,020

Net income per share:
Basic	$0.54	$2.42	$4.62	$9.78
Diluted	$0.54	$2.40	$4.61	$9.69
Shares used in computing net income per share:
Basic	77,541	78,759	78,190	78,917
Diluted	77,683	79,431	78,420	79,670

Align Technology Announces Fourth Quarter and Fiscal 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2022	December 31, 2021
ASSETS

Current assets:
Cash and cash equivalents	$942,050	$1,099,370
Marketable securities, short-term	57,534	71,972
Accounts receivable, net	859,685	897,198
Inventories	338,752	230,230
Prepaid expenses and other current assets	226,370	195,305
Total current assets	2,424,391	2,494,075

Marketable securities, long-term	41,978	125,320
Property, plant and equipment, net	1,231,855	1,081,926
Operating lease right-of-use assets, net	118,880	121,257
Goodwill	407,551	418,547
Intangible assets, net	95,720	109,709
Deferred tax assets	1,571,746	1,533,767
Other assets	55,826	57,509

Total assets	$5,947,947	$5,942,110

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$127,870	$163,886
Accrued liabilities	454,374	607,315
Deferred revenues	1,343,643	1,152,870
Total current liabilities	1,925,887	1,924,071

Income tax payable	124,393	118,072
Operating lease liabilities	100,334	102,656
Other long-term liabilities	195,975	174,597
Total liabilities	2,346,589	2,319,396

Total stockholders’ equity	3,601,358	3,622,714

Total liabilities and stockholders’ equity	$5,947,947	$5,942,110

Align Technology Announces Fourth Quarter and Fiscal 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$568,732	$1,172,544

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(213,316)	(563,430)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(501,686)	(458,332)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(11,514)	(12,117)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(157,784)	138,665
Cash, cash equivalents, and restricted cash at beginning of the period	1,100,139	961,474
Cash, cash equivalents, and restricted cash at end of the period	$942,355	$1,100,139

Align Technology Announces Fourth Quarter and Fiscal 2022 Results
ALIGN TECHNOLOGY, INC.
INVISALIGN BUSINESS METRICS

	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
	2021	2021	2021	2021	2022	2022	2022	2022
Invisalign Average Selling Price (ASP)	$1,195	$1,185	$1,195	$1,200	$1,250	$1,220	$1,150	$1,140

Number of Invisalign Trained Doctors Cases Were Shipped To	78,605	83,465	85,500	83,540	82,440	82,275	84,410	82,865

Invisalign Trained Doctor Utilization Rates*:
North America	9.1	9.9	9.8	9.3	9.2	9.3	8.9	8.8
North American Orthodontists	26.8	29.4	29.7	26.9	26.8	26.8	25.9	24.8
North American GP Dentists	4.8	5.3	5.0	5.1	5.0	5.1	4.8	5.0
International	6.8	7.1	6.5	6.8	6.4	6.4	6.0	6.5
Total Utilization Rates**	7.6	8.0	7.7	7.6	7.3	7.3	6.8	7.0

Clear Aligner Revenue Per Case Shipment***:	$1,265	$1,265	$1,280	$1,290	$1,350	$1,335	$1,270	1,255

* # of cases shipped / # of doctors to whom cases were shipped
** LATAM utilization rate is not separately disclosed but included in the total utilization rates
*** Clear Aligner revenues / Case shipments

ALIGN TECHNOLOGY, INC.
STOCK-BASED COMPENSATION
(in thousands)

	Q1	Q2	Q3	Q4	Fiscal	Q1	Q2	Q3	Q4	Fiscal
	2021	2021	2021	2021	2021	2022	2022	2022	2022	2022
Stock-based Compensation (SBC):
SBC included in Gross Profit	$1,306	$1,418	$1,451	$1,458	$5,633	$1,514	$1,614	$1,651	$1,659	$6,438
SBC included in Operating Expenses	25,935	27,437	26,951	28,380	108,703	30,107	32,526	31,267	33,029	$126,929
Total SBC	$27,241	$28,855	$28,402	$29,838	$114,336	$31,621	$34,140	$32,918	$34,688	$133,367

Align Technology Announces Fourth Quarter and Fiscal 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
CONSTANT CURRENCY NET REVENUES
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	December 31, 2022	September 30, 2022	Impact % of Revenue
GAAP net revenues	$901,515	$890,348
Constant currency impact (1)	16,023		1.7%
Constant currency net revenues (1)	$917,538

GAAP Clear Aligner net revenues	$731,654	$732,837
Clear Aligner constant currency impact (1)	13,362		1.8%
Clear Aligner constant currency net revenues (1)	$745,016

GAAP Imaging Systems and CAD/CAM Services net revenues	$169,861	$157,511
Imaging Systems and CAD/CAM Services constant currency impact (1)	2,661		1.5%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$172,522

Year-over-year constant currency analysis:

	Three Months Ended December 31,
	2022	2021	Impact % of Revenue
GAAP net revenues	$901,515	$1,031,099
Constant currency impact (1)	67,588		7.0%
Constant currency net revenues (1)	$969,103

GAAP Clear Aligner net revenues	$731,654	$815,259
Clear Aligner constant currency impact (1)	56,387		7.2%
Clear Aligner constant currency net revenues (1)	$788,041

GAAP Imaging Systems and CAD/CAM Services net revenues	$169,861	$215,840
Imaging Systems and CAD/CAM Services constant currency impact (1)	11,201		6.2%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$181,062

Align Technology Announces Fourth Quarter and Fiscal 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
CONSTANT CURRENCY NET REVENUES CONTINUED
(in thousands, except percentages)

Current year versus prior year constant currency analysis:

	Year Ended December 31,
	2022	2021	Impact % of Revenue
GAAP net revenues	$3,734,635	$3,952,584
Constant currency impact (1)	193,797		4.9%
Constant currency net revenues (1)	$3,928,432

GAAP Clear Aligner net revenues	$3,072,585	$3,247,080
Clear Aligner constant currency impact (1)	160,804		5.0%
Clear Aligner constant currency net revenues (1)	$3,233,389

GAAP Imaging Systems and CAD/CAM Services net revenues	$662,050	$705,504
Imaging Systems and CAD/CAM Services constant currency impact (1)	32,993		4.7%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$695,043

Note:
(1) We define constant currency net revenues as total net revenues excluding the effect of foreign exchange rate movements and use it to determine the percentage for the constant currency impact on net revenues on a sequential, year-over-year and current year versus prior year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues. The percentage for the constant currency impact on net revenues is calculated by dividing the constant currency impact in dollars (numerator) by constant currency net revenues in dollars (denominator). Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Fourth Quarter and Fiscal 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
CONSTANT CURRENCY GROSS PROFIT AND GROSS MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	December 31, 2022	September 30, 2022
GAAP gross profit	$617,701	$619,169
Constant currency impact on net revenues	16,023
Constant currency gross profit	$633,724

	Three Months Ended
	December 31, 2022	September 30, 2022
GAAP gross margin	68.5%	69.5%
Gross margin constant currency impact (1)	0.6
Constant currency gross margin (1)	69.1%

Year-over-year constant currency analysis:

	Three Months Ended December 31,
	2022	2021
GAAP gross profit	$617,701	$744,563
Constant currency impact on net revenues	67,588
Constant currency gross profit	$685,289

	Three Months Ended December 30,
	2022	2021
GAAP gross margin	68.5%	72.2%
Gross margin constant currency impact (1)	2.2
Constant currency gross margin (1)	70.7%

Note:
(1) We define constant currency gross margin as constant currency gross profit as a percentage of constant currency net revenues. Gross margin constant currency impact is the increase or decrease in constant currency gross margin compared to the GAAP gross margin.

Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Fourth Quarter and Fiscal 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
CONSTANT CURRENCY INCOME FROM OPERATIONS AND OPERATING MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	December 31, 2022	September 30, 2022
GAAP income from operations	$112,661	$143,656
Income from operations constant currency impact (1)	10,698
Constant currency income from operations (1)	$123,359

	Three Months Ended
	December 31, 2022	September 30, 2022
GAAP operating margin	12.5%	16.1%
Operating margin constant currency impact (2)	0.9
Constant currency operating margin (2)	13.4%

Year-over-year constant currency analysis:

	Three Months Ended December 31,
	2022	2021
GAAP income from operations	$112,661	$220,892
Income from operations constant currency impact (1)	49,320
Constant currency income from operations (1)	$161,981

	Three Months Ended December 31,
	2022	2021
GAAP operating margin	12.5%	21.4%
Operating margin constant currency impact (2)	4.2
Constant currency operating margin (2)	16.7%

Align Technology Announces Fourth Quarter and Fiscal 2022 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
CONSTANT CURRENCY INCOME FROM OPERATIONS AND OPERATING MARGIN CONTINUED
(in thousands, except percentages)

Current year versus prior year constant currency analysis:

	Year Ended December 31,
	2022	2021
GAAP income from operations	$642,595	$976,400
Income from operations constant currency impact (1)	144,079
Constant currency income from operations (1)	$786,674

	Year Ended December 31,
	2022	2021
GAAP operating margin	17.2%	24.7%
Operating margin constant currency impact (2)	2.8
Constant currency operating margin (2)	20.0%

Notes:
(1) We define constant currency income from operations as GAAP income from operations excluding the effect of foreign exchange rate movements for GAAP net revenues and operating expenses on a sequential, year-over-year and current year versus prior year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues and operating expenses using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues and operating expenses.

(2) We define constant currency operating margin as constant currency income from operations as a percentage of constant currency net revenues. Operating margin constant currency impact is the increase or decrease in constant currency operating margin compared to the GAAP operating margin.

Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Fourth Quarter and Fiscal 2022 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
GAAP gross profit	$617,701	$744,563	$2,633,775	$2,935,355
Stock-based compensation	1,659	1,458	6,438	5,633
Amortization of intangibles (1)	2,610	2,798	10,134	9,502
Restructuring charges (2)	2,866	—	2,866	—
Non-GAAP gross profit	$624,836	$748,819	$2,653,213	$2,950,490

GAAP gross margin	68.5%	72.2%	70.5%	74.3%
Non-GAAP gross margin	69.3%	72.6%	71.0%	74.6%

GAAP total operating expenses	$505,040	$523,671	$1,991,180	$1,958,955
Stock-based compensation	(33,029)	(28,380)	(126,929)	(108,703)
Amortization of intangibles (1)	(810)	(933)	(3,417)	(3,668)
Restructuring and other charges (3)	(11,453)	—	(11,453)	—
Acquisition-related costs (4)	—	—	—	(104)
Non-GAAP total operating expenses	$459,748	$494,358	$1,849,381	$1,846,480

GAAP income from operations	$112,661	$220,892	$642,595	$976,400
Stock-based compensation	34,688	29,838	133,367	114,336
Amortization of intangibles (1)	3,420	3,731	13,551	13,170
Restructuring and other charges (2),(3)	14,319	—	14,319	—
Acquisition-related costs (4)	—	—	—	104
Non-GAAP income from operations	$165,088	$254,461	$803,832	$1,104,010

GAAP operating margin	12.5%	21.4%	17.2%	24.7%
Non-GAAP operating margin	18.3%	24.7%	21.5%	27.9%

GAAP total interest income and other income (expense), net	$2,660	$(880)	$(43,538)	$36,023
Arbitration award gain (5)	—	—	—	(43,403)
Non-GAAP total interest income and other income (expense), net	$2,660	$(880)	$(43,538)	$(7,380)

GAAP net income before provision for income taxes	$115,321	$220,012	$599,057	$1,012,423
Stock-based compensation	34,688	29,838	133,367	114,336
Amortization of intangibles (1)	3,420	3,731	13,551	13,170
Restructuring and other charges (2),(3)	14,319	—	14,319	—
Acquisition-related costs (4)	—	—	—	104
Arbitration award gain (5)	—	—	—	(43,403)
Non-GAAP net income before provision for income taxes	$167,748	$253,581	$760,294	$1,096,630

Align Technology Announces Fourth Quarter and Fiscal 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY CONTINUED
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
GAAP provision for income taxes	$73,546	$29,051	$237,484	$240,403
Tax impact on non-GAAP adjustments (6)	(39,997)	49	(85,426)	(37,312)
Non-GAAP provision for income taxes (6)	$33,549	$29,100	$152,058	$203,091

GAAP effective tax rate	63.8%	13.2%	39.6%	23.7%
Non-GAAP effective tax rate (6)	20.0%	11.5%	20.0%	18.5%

GAAP net income	$41,775	$190,961	$361,573	$772,020
Stock-based compensation	34,688	29,838	133,367	114,336
Amortization of intangibles (1)	3,420	3,731	13,551	13,170
Restructuring and other charges (2),(3)	14,319	—	14,319	—
Acquisition-related costs (4)	—	—	—	104
Arbitration award gain (5)	—	—	—	(43,403)
Tax impact on non-GAAP adjustments (6)	39,997	(49)	85,426	37,312
Non-GAAP net income (6)	$134,199	$224,481	$608,236	$893,539

GAAP diluted net income per share	$0.54	$2.40	$4.61	$9.69
Non-GAAP diluted net income per share (6)	$1.73	$2.83	$7.76	$11.22

Shares used in computing diluted net income per share	77,683	79,431	78,420	79,670

Notes:
(1)    Amortization of intangible assets related to certain acquisitions
(2)    During the fourth quarter of 2022, we initiated a restructuring plan to increase efficiencies across the organization and lower the overall cost structure. Restructuring charges recorded to Cost of net revenues relate primarily to severance costs and impairment charges.
(3)    Restructuring and other charges recorded to Operating expenses primarily relate to severance costs, lease termination charges and asset impairments.
(4)    Acquisition-related costs for professional fees related to our 2020 exocad acquisition
(5)    Gain from the SDC arbitration award regarding the value of Align's capital account balance
(6)    In Q4'22, we changed our methodology for the computation of the non-GAAP effective tax rate to a long-term projected tax rate and have given effect to the new methodology from January 1, 2022, and recast previously reported quarterly periods in 2022. We did not make any changes to the results reported for 2021 as reflecting the change in methodology for the computation of the non-GAAP effective tax rate was immaterial to our 2021 results. Please see section captioned "Recast of Financial Measures for Prior Periods In 2022 For Tax Rate Change" under "Unaudited GAAP to Non-GAAP Reconciliation" for further information
.

Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Fourth Quarter and Fiscal 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
RECAST OF FINANCIAL MEASURES FOR PRIOR PERIODS IN 2022 FOR TAX RATE CHANGE
(in thousands, except per share data)

In Q4'22, we changed our methodology for the computation of the non-GAAP effective tax rate to a long-term projected tax rate as our management believes shifting to a long-term projected tax rate provides better consistency across reporting periods. Our previous methodology for calculating our non-GAAP effective tax rate included certain non-recurring and period-specific items, that produced fluctuating effective tax rates that management does not believe are reflective of the Company's long-term effective tax rate.We have given effect to the new methodology effective January 1, 2022, and recast the previously reported quarterly periods in 2022 relating to the Non-GAAP provision for income taxes, Non-GAAP effective tax rate, Non-GAAP net income and Non-GAAP diluted net income per share. We used a projected non-GAAP effective tax rate of 20% for 2022, and expect to use the same rate for 2023. The non-GAAP effective tax rate could be subject to change for a variety of reasons, including the evolving global tax environment, significant changes to our geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate the long-term projected tax rate as appropriate. No changes were made to the results reported for 2021, as reflecting the change in methodology for the computation of the non-GAAP effective tax rate would have been immaterial to our 2021 results.

For the convenience of the reader, we have presented the relevant sections of the GAAP to non-GAAP reconciliation, for all the quarterly periods in 2022, both before and after the non-GAAP effective tax rate methodology change described above.

Align Technology Announces Fourth Quarter and Fiscal 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
RECAST OF FINANCIAL MEASURES FOR PRIOR PERIODS IN 2022 FOR TAX RATE CHANGE CONTINUED
(in thousands, except per share data)

Table below shows the information before the tax rate change:

	Three Months Ended	Three Months Ended	Six Months Ended	Three Months Ended	Nine Months Ended	Three Months Ended	Year Ended
	March 31, 2022	June 30, 2022		September 30, 2022		December 31, 2022
GAAP provision for income taxes	$53,188	$60,809	$113,997	$49,941	$163,938	$73,546	$237,484
Tax impact on non-GAAP adjustments	10,788	4,317	15,105	3,300	18,405	22,531	40,936
Tax related non-GAAP items	(10,169)	(11,065)	(21,234)	(682)	(21,916)	(18,568)	(40,484)
Non-GAAP provision for income taxes	$53,807	$54,061	$107,868	$52,559	$160,427	$77,509	$237,936

GAAP effective tax rate	28.4%	35.0%	31.6%	40.7%	33.9%	63.8%	39.6%
Non-GAAP effective tax rate	24.2%	25.6%	24.9%	33.1%	27.1%	46.2%	31.3%

GAAP net income	$134,298	$112,800	$247,098	$72,700	$319,798	$41,775	$361,573
Stock-based compensation	31,621	34,140	65,761	32,918	98,679	34,688	133,367
Amortization of intangibles	3,397	3,265	6,662	3,469	10,131	3,420	13,551
Restructuring and other charges	—	—	—	—	—	14,319	14,319
Tax impact on non-GAAP adjustments	(10,788)	(4,317)	(15,105)	(3,300)	(18,405)	(22,531)	(40,936)
Tax related non-GAAP items	10,169	11,065	21,234	682	21,916	18,568	40,484
Non-GAAP net income	$168,697	$156,953	$325,650	$106,469	$432,119	$90,239	$522,358

GAAP diluted net income per share	$1.70	$1.44	$3.13	$0.93	$4.07	$0.54	$4.61
Non-GAAP diluted net income per share	$2.13	$2.00	$4.13	$1.36	$5.49	$1.16	$6.66

Shares used in computing diluted net income per share	79,193	78,545	78,840	78,237	78,652	77,683	78,420

Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Fourth Quarter and Fiscal 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
RECAST OF FINANCIAL MEASURES FOR PRIOR PERIODS IN 2022 FOR TAX RATE CHANGE CONTINUED
(in thousands, except per share data)

Table below shows the information after the tax rate change:

	Three Months Ended	Three Months Ended	Six Months Ended	Three Months Ended	Nine Months Ended	Three Months Ended	Year Ended
	March 31, 2022	June 30, 2022		September 30, 2022		December 31, 2022
GAAP provision for income taxes	$53,188	$60,809	$113,997	$49,941	$163,938	$73,546	237,484
Tax impact on non-GAAP adjustments	(8,687)	(18,606)	(27,293)	(18,136)	(45,429)	(39,997)	(85,426)
Non-GAAP provision for income taxes	$44,501	$42,203	$86,704	$31,805	$118,509	$33,549	$152,058

GAAP effective tax rate	28.4%	35.0%	31.6%	40.7%	33.9%	63.8%	39.6%
Non-GAAP effective tax rate	20.0%	20.0%	20.0%	20.0%	20.0%	20.0%	20.0%

GAAP net income	$134,298	$112,800	$247,098	$72,700	$319,798	$41,775	$361,573
Stock-based compensation	31,621	34,140	65,761	32,918	98,679	34,688	133,367
Amortization of intangibles	3,397	3,265	6,662	3,469	10,131	3,420	13,551
Restructuring and other charges	—	—	—	—	—	14,319	14,319
Tax impact on non-GAAP adjustments	8,687	18,606	27,293	18,136	45,429	39,997	85,426
Non-GAAP net income	$178,003	$168,811	$346,814	$127,223	$474,037	$134,199	$608,236

GAAP diluted net income per share	$1.70	$1.44	$3.13	$0.93	$4.07	$0.54	$4.61
Non-GAAP diluted net income per share	$2.25	$2.15	$4.40	$1.63	$6.03	$1.73	$7.76

Shares used in computing diluted net income per share	79,193	78,545	78,840	78,237	78,652	77,683	78,420

Refer to "About Non-GAAP Financial Measures" section of press release.

ALIGN TECHNOLOGY, INC.
Q1 2023 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

	Three Months Ended	Year Ended
	March 31, 2023	December 31, 2023
GAAP Operating Margin	~13.5%	slightly above 16.0%
Stock-based compensation	~4.0%	~4.0%
Amortization of intangibles (1)	~0.4%	~0.4%
Non-GAAP Operating Margin	~18.0%	slightly above 20.0%

(1) Amortization of intangible assets related to certain acquisitions

Refer to "About Non-GAAP Financial Measures" section of press release.